                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
     [ ]  Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            T&W FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

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        (2) Aggregate number of securities to which transaction applies:

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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

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

                                   [T&W LOGO]

                               Tacoma, Washington
                                 April 10, 1998

Dear Shareholders:

     You are cordially invited to attend the T&W Financial Corporation Annual Meeting of Shareholders on Thursday, April 30, 1998 at 6:00 p.m. (Pacific Daylight Time). The meeting will be held at Rainier Club, 820 Fourth Avenue, Seattle, Washington 98104. Directions to the Rainier Club appear on the back cover of this Notice of Annual Meeting and Proxy Statement.

     The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on T&W Financial Corporation's operations and respond to any questions you may have.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ATTEND THE MEETING, YOU WILL, OF COURSE, HAVE THE RIGHT TO REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                          Very truly yours,

                                          /s/ MICHAEL A. PRICE
                                          Michael A. Price
                                          Chairman of the Board and Chief
                                          Executive Officer

                           T&W FINANCIAL CORPORATION
                           6416 PACIFIC HIGHWAY EAST
                           TACOMA, WASHINGTON, 98424

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       ON
                                 APRIL 30, 1998

     The Annual Meeting of Shareholders of T&W Financial Corporation, (the "Company") will be held at the Rainier Club, on Thursday, April 30, 1998, at 6:00 p.m. (Pacific Daylight Time) for the following purposes:

     1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

     2. To ratify the selection of BDO Seidman, LLP as the Company's independent auditors for fiscal year 1998; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 31, 1998 will be entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments or postponement thereof.

     The Company's Proxy Statement is attached hereto. Financial and other information concerning the Company is contained in the enclosed Annual Report for the fiscal year ended December 31, 1997.

                                          By Order of the Board of Directors,

                                          /s/ PAUL B. LUKE
                                          Paul B. Luke
                                          Senior Vice President, Chief Financial
                                          Officer,
                                          Treasurer and Secretary

Tacoma, Washington
April 10, 1998

                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. PLEASE NOTE, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM YOUR BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           T&W FINANCIAL CORPORATION
                           6416 PACIFIC HIGHWAY EAST
                           TACOMA, WASHINGTON, 98424

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS

GENERAL

     This Proxy Statement is furnished by and on behalf of the Board of Directors of T&W Financial Corporation, a Washington corporation ("T&W" or the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") for the fiscal year ended December 31, 1997 ("fiscal year 1997") to be held at 6:00 p.m. (Pacific Daylight Time) on Thursday, April 30, 1998 at the Rainier Club, 820 Fourth Avenue, Seattle, Washington 98104 and at any adjournment thereof. Directions to the Rainier Club are provided on the back cover of this Proxy Statement.

VOTING RIGHTS AND OUTSTANDING SHARES

     A shareholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by (i) executing and delivering a later dated proxy card to the Secretary of the Company prior to the Annual Meeting, (ii) delivering written notice of revocation of the proxy to the Secretary of the Company prior to the Annual Meeting or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Proxies will be voted as specified by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, par value $0.01 per share ("Common Stock"), of the Company represented thereby will be voted for (1) the election of the directors nominated by the Board of Directors;
(2) the ratification of the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 ("fiscal year 1998"), and (3) in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

     The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Michael A. Price, the Chairman and Chief Executive Officer of the Company, beneficially owns sufficient shares to constitute a quorum. Under Washington law, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee. Ratification of the selection of BDO Seidman, LLP as the Company's independent auditors and any other matter that properly comes before the meeting requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the matter. Accordingly, abstention and broker non-votes, because they are not affirmative votes, will have the effect of a vote against the proposal. Proxies and ballots will be received and tabulated by TranSecurities International, Inc., the Company's transfer agent and the inspector of elections for the Annual Meeting.

     This Proxy Statement and the enclosed proxy card will be first mailed on or about April 10, 1998 to the Company's shareholders of record on March 31, 1998 (the "Record Date").

SOLICITATION

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. The Company has retained TranSecurities International, Inc., to aid in the solicitation of proxies. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     At the close of business on the Record Date, there were 8,387,718 shares of Common Stock (the "Shares") outstanding and there were no outstanding shares of any other class of stock. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Seven directors are to be elected at the annual meeting, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until such director's earlier death, resignation or removal.

     Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Michael A. Price, Thomas W. Price, Paul
B. Luke, Kenneth W. McCarthy, Jr., Kenneth L. Hatch, David N. Syferd and Robert
E. Kadlec to the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If at the time of the Annual Meeting, Messrs. Michael and Thomas Price, Luke, McCarthy, Hatch, Syferd or Kadlec is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

     Set forth below is certain information furnished to the Company by the director nominees.

INFORMATION ABOUT THE NOMINEES

     The following table sets forth certain information with respect to those persons nominated by the Board of Directors for election as directors.

                                                                             DIRECTOR
              NAME                AGE       POSITION WITH THE COMPANY         SINCE
              ----                ---       -------------------------        --------
Michael A. Price                  52     Director, Chairman of the Board       1976
                                         and Chief Executive Officer
Thomas W. Price                   34     Director and President                1991
Kenneth W. McCarthy, Jr.          57     Director, Senior Vice President       1996
                                         and General Counsel
Paul B. Luke                      42     Director, Senior Vice President,      1996
                                         Chief Financial Officer,
                                         Secretary and Treasurer
Kenneth L. Hatch                  62     Director                              1997
David N. Syferd                   52     Director                              1997
Robert E. Kadlec                  62     Director Nominee

     Michael A. Price is the founder of the Company and has been Chairman of the Board and Chief Executive Officer of the Company and its predecessors since its formation in 1976. Prior to 1976, Mr. Price was a Vice President of International Finance, an independent leasing company. Mr. Price was one of the founders, and is a past director, of the United Association of Equipment Lessors ("UAEL"), a national association of leasing companies.

     Thomas W. Price has been a director of the Company and its predecessors since 1991. Mr. Price is the son of Mr. Michael A. Price and has served as President of the Company and its predecessors since 1996. He was Vice President, Secretary and Treasurer of the Company from 1992 through 1995, and has been employed by the Company since 1982. Mr. Price received his B.S. in Finance and Economics from Central Washington University.

     Kenneth W. McCarthy, Jr. has been a director of the Company and its predecessors since July 1996. Mr. McCarthy was appointed Senior Vice President and General Counsel of the Company and its predecessors in July 1996. Mr. McCarthy was a principal with the law firm of McCarthy & Hogan, P.S. which performed general legal services for the Company and its predecessor since its formation in 1976. Mr. McCarthy received his B.S. in Chemistry from Seattle University and his J.D. from Gonzaga University.

     Paul B. Luke has been a director of the Company and its predecessors since July 1996. Mr. Luke joined the Company in July 1996 as Senior Vice President, Chief Financial Officer, Secretary and Treasurer. From 1993 through June 1996, Mr. Luke was with the accounting firm of BDO Seidman, LLP, where he was most recently a partner responsible for the structured finance and equipment leasing practice group. Mr. Luke worked extensively on assisting BDO Seidman, LLP clients in securitizations. Prior to 1993, Mr. Luke owned an accounting firm, besides being an associate for a Washington based accounting firm. Mr. Luke received his B.S. in Accounting and Economics from Nebraska Wesleyan University, his J.D. from the University of Pittsburgh and his M.B.A. from Pepperdine University.

     Kenneth L. Hatch has been a director of the Company and its predecessors since July 1997. Mr. Hatch has served as the President of The Pacific Institute, a corporate consulting firm, since February 1996. From February 1995 through February 1996, Mr. Hatch was a Senior Vice President of AH Belo. From 1980 through 1995, Mr. Hatch served as Chairman, President and Chief Executive Officer of KIRO, Inc., a division of Bonneville International Corporation. From 1980 through 1995, Mr. Hatch also had additional responsibilities as Senior Vice President of Bonneville International Corporation. Mr. Hatch received his B.S. in Business and Finance from the University of Utah.

     David N. Syferd has been a director of the Company and its predecessors since July 1997. Mr. Syferd has been a partner in the Seattle based advertising/public relations agency of KNCF/Dave since its formation in 1995. From 1981 through 1995, Mr. Syferd was the chairman of Elgin Syferd/DDB Needham. Mr. Syferd received his B.S. in Political Science in 1967 from Whitworth College.

     Robert E. Kadlec served as the President of Inland, the predecessor to BC Gas, from 1972 to 1995, Chief Executive Officer since 1983 and Chief Executive Officer of BC Gas from 1988 to 1995. Mr. Kadlec is an Engineering Graduate of the University of Toronto and is a Director of the Conference Board of Canada, the Bank of Montreal, Trans Mountain Pipe Line Company and Questar. Mr. Kadlec is a past Chairman of the Canadian Gas Association and Vancouver Board of Trade.

COMMITTEES

     In connection with the initial public offering in November 1997 the Company's Board of Directors established the Compensation and Audit Committees. The Company does not have a standing Nominating Committee. The entire Board performs those duties. The members of each Committee and the functions performed thereby are described below:

     Compensation Committee. During fiscal year 1997, the Compensation Committee was comprised of Messrs. Michael A. Price (Chairman), Hatch and Syferd. The Compensation Committee is responsible for reviewing and recommending to the Board the compensation and benefits to be provided to the Company's officers and key employees and reviewing general policy matters relating to employee compensation and benefits.

     Audit Committee. During fiscal year 1997, the Audit Committee was comprised of Messrs. Luke (Chief Financial Officer), Hatch and Syferd. The Audit Committee is responsible for reviewing the Company's internal accounting procedures and consulting with and reviewing the services provided by the Company's independent auditors.

     During fiscal year 1997, the Compensation Committee met one time, the Audit Committee met one time, and the entire Board of Directors met one time. Each director attended at least 75 percent of all Board meetings and meetings of Committees on which they served during the periods they served.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information concerning the beneficial ownership of Common Stock of the Company of (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors and nominees of the Company, (iii) the executive officers named in the Summary Compensation Table set forth in the "Executive Compensation" section of this Proxy Statement and (iv) all current directors and officers of the Company as a group. Such information is provided as of March 31, 1998. According to the rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1%, based upon 8,387,718 shares of Common Stock outstanding.

                                                          SHARES BENEFICIALLY
                                                               OWNED(2)
           BENEFICIAL OWNERS, DIRECTORS,                -----------------------
         EXECUTIVE OFFICERS AND NOMINEES(1)              NUMBER      PERCENTAGE
         ----------------------------------             ---------    ----------
Michael A. Price(3).................................    4,787,780      57.08%
Thomas W. Price(4)..................................      470,420       5.61%
Kenneth W. McCarthy, Jr.............................       90,900       1.08%
Paul B. Luke........................................       90,900       1.08%
Kenneth L. Hatch....................................       13,100          *
David N. Syferd.....................................        3,225          *
Robert E. Kadlec....................................           --
All directors and executive officers as a group (6
  persons)..........................................    5,456,325      65.05%
                                                        =========      =====

---------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to the community property laws, where applicable. The address of each beneficial owner is c/o T&W Financial Corporation, 6416 Pacific Highway East, Tacoma, Washington 98424.

(2) Based on an aggregate of 8,387,718 shares of Common Stock outstanding.

(3) Includes 1,000,000 shares of Common Stock owned by the Michael A. Price Grantor Retained Annuity Trust, dated August 1, 1997, and 1,000,000 shares of Common Stock as Trustee of the Katherine M. Price Grantor Retained Annuity Trust, dated August 1, 1997, and 1,376,050 shares of Common Stock owned by Michael A. Price through a limited liability company.

(4) Includes 110,084 shares of Common Stock owned by Thomas W. Price through a limited liability company.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table sets forth all information regarding the annual compensation during fiscal year 1997 for the Company's Chief Executive Officer and those officers of the Company who received compensation in excess of $100,000 (collectively referred to herein as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                  ANNUAL COMPENSATION        ----------------
                                             -----------------------------   NUMBER OF SHARES
                 NAME AND                                   ALL OTHER           UNDERLYING
            PRINCIPAL POSITION                SALARY    COMPENSATION(1)(2)       OPTIONS
            ------------------               --------   ------------------   ----------------
Michael A. Price...........................  $198,500      $551,735.50             --
  Chairman of the Board and Chief Executive
  Officer
Executive Officers
Thomas W. Price............................  $198,500      $551,735.50             --
  President
Kenneth W. McCarthy, Jr....................  $148,604      $   235,868             --
  Senior Vice President and General Counsel
Paul B. Luke...............................  $148,604      $   235,868             --
  Senior Vice President, Chief Financial
  Officer, Treasurer and Secretary

---------------
(1) Includes management and consulting fees paid to P.L.M. Consulting Group, L.L.C. ("PLM"), the members of which are Michael A. Price, Thomas W. Price, Kenneth W. McCarthy, Jr. and Paul B. Luke. Includes lease origination related commissions of $438,432 to Michael A. Price.

(2) Does not include distributions from pass-through entities.

     The Company has entered into an agreement with PLM effective November 1997, pursuant to which PLM will provide the Company with the services of Michael A. Price, Thomas W. Price, Paul B. Luke and Kenneth W. McCarthy, Jr. to act as executive officers of T&W. Under the agreement, PLM is entitled to an annual base fee of $1,440,000 and an annual bonus equal to 35% of the Company's annual audited after tax return on equity in excess of 20%, with proportionate reductions in the event that any of such individuals ceases to be an executive officer of the Company.

STOCK OPTION GRANTS IN FISCAL YEAR 1997

     No options were granted to the Company's Named Executive Officers during fiscal year 1997 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights.

EXERCISES OF STOCK OPTIONS

     In July 1997 Messrs. Luke and McCarthy each exercised options for 147,900 shares of the Common Stock of the Company. There was no difference between the exercise price of such options and the fair market value of the Company's Common Stock at the time of such exercise. No other Named Executive Officer held or exercised options for the Company Common Stock in fiscal year 1997 and no unexercised options held by the Named Executive Officers were outstanding on December 31, 1997.

COMPENSATION OF DIRECTORS

     Each director who is not an officer or employee of the Company receives a quarterly fee of $3,000 and an additional fee of $250 for each meeting of the Board or committee attended other than regular quarterly meetings of the Board and an annual meeting of each committee. Each director who is not an officer or employee of the Company also receives 50 shares of Common Stock for attendance at each meeting of the Board pursuant to the Company's 1997 Director Stock Grant Plan. The Company will continue to reimburse all directors for all travel-related expenses incurred in connection with their activities as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the formation of the Compensation Committee in August 1997, all of the compensation for the Company's officers were determined by Michael A. Price, the Company's Chief Executive Officer, and Thomas W. Price, the Company's President.

     The members of the Company's Compensation Committee are Messrs. Michael A. Price, Hatch and Syferd.

     The Company entered into a Management Consulting Agreement, with The Pacific Institute in July of 1997 under which The Pacific Institute has provided certain employee continuity consulting to the Company for a total fee of $81,820. Kenneth L. Hatch, a director of the Company is also the President of The Pacific Institute.

     The Company entered into a Public Relations Agreements, with KNCF/Dave in November of 1997 under which KNCF/Dave agreed to provide certain public relations consulting to the Company for a total fee of $37,000. David N. Syferd, a director of the Company, is also a partner of KNCF/Dave.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     In connection with the Company's initial public offering of its Common Stock in November 1997, the Company formed the Compensation Committee of the Board of Directors to review and recommend to the Board the compensation and benefits to be provided to the Company's officers and key employees and to review general policy matters relating to employee compensation and benefits. The Compensation Committee is made up of the Chief Executive Officer of the Company and two directors who are non-employees.

     Effective November 1997, the Company entered into an agreement with P.L.M. Consulting Group, L.L.C. ("PLM"), pursuant to which PLM provides the Company with the services of Michael A. Price, Thomas W. Price, Paul B. Luke and Kenneth
W. McCarthy, Jr. to serve as executive officers of the Company (the "Agreement"). The members of PLM are Messrs. Price, Mr. Luke, and Mr. McCarthy. Under the Agreement, PLM is entitled to an annual base fee of $1,440,000 and an annual bonus equal to 35% of the Company's annual audited after tax return on equity in excess of 20%. The Agreement allocates the base fee as follows:
$480,000 to each of Messrs. Price and $240,000 each to Messrs. Luke and McCarthy. The Agreement has a term of one year. The Compensation Committee does not directly determine the compensation of the Company's Chief Executive Officer or any other named executive officers of the Company (the "Executive Officers").

     After the Company's initial public offering the Compensation Committee reviewed the Agreement in light of the Company's performance and reaffirmed its terms. The Compensation Committee anticipates that on or around the first anniversary of the Agreement, the terms of the Agreement will be reconsidered in light of the Company's performance in 1998. At that time the Compensation Committee will determine the terms of any new agreement with PLM.

     The following is a summary of policies which the Compensation Committee intends to apply in the future in setting the amounts to be paid under such Agreement and in determining other compensation matters.

---------------

*The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

     COMPENSATION COMPONENTS. The Compensation Committee believes that Executive Officer compensation should be closely aligned with the performance of the Company, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Committee's policy is that the compensation should consist of two components:
(i) an annual base salary; and (ii) the potential to earn incentive bonuses, the amount of which will be dependent on the Company's performance during the prior fiscal year.

     BASE SALARY. The annual base fee of $1,440,000 to be paid under the Agreement indicates the level of base salary for the Company's Executive Officers as a group. The Compensation Committee will set the aggregate amount of the fee on the basis of the Executive Officers' responsibilities and performance and an assessment of salary levels in effect for comparable positions in the specialty commercial finance sector. The weight given to each of these factors may vary based on the Committee's understanding of the salary levels in effect for similar positions at those companies with which the sector competes for executive talent. The base fee will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

     INCENTIVE BONUS. The incentive bonus is based on specified performance goals as established by the Compensation Committee each fiscal year. Under the Agreement PLM is entitled to an annual bonus equal to 35% of the Company's annual audited after tax return on equity in excess of 20%. For fiscal year 1997, the Executive Officers received bonuses that ranged from $575,000 to $625,000. The allocation of the bonuses payable under the Agreement among the Executive Officers is made by PLM, not by the Compensation Committee.

     STOCK OPTIONS. The Company's 1997 Stock Option Plan (the "1997 Plan") was presented to and approved by the Company's shareholders in fiscal year 1997 and is designed to reward superior performance. All options granted by the Company in fiscal year 1997 were granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, will have value only if the Company's stock price increases. The Compensation Committee believes that stock option awards under the Company's 1997 Stock Option Plan align the long-term interests of the Company's Executive Officers with those of its stockholders and contribute to the recruitment and retention of executive personnel. In addition, the Company expects that its long-term equity-based incentive compensation plans will increasingly be linked to specific performance objectives.

     Under the 1997 Stock Option Plan, the Company's Executive Officers are eligible to receive grants of options to purchase shares of the Company's Common Stock. The options are generally granted upon initial employment and annually thereafter with exercise prices generally equal to the prevailing market price at date of grant. Therefore, stock options will have value to the executive only to the extent that the market price for the Company's Common Stock increases. Stock option grants generally become exercisable or "vested" in increments over four years, so long as service of the option recipient with the Company continues.

                                          Respectfully submitted,

                                          Michael A. Price, Chairman
                                          Kenneth L. Hatch
                                          David N. Syferd

PERFORMANCE GRAPH

     No performance graph has been included in this year's proxy statement since the Company completed its initial public offering in November 1997, and, accordingly, no meaningful period exists for comparing total shareholder return with market indexes.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH AFFILIATES OF CERTAIN OFFICERS AND DIRECTORS

     Michael A. Price, Thomas W. Price and PLM own all of the membership interests of T&W unding Company VI, L.L.C. ("Funding VI"). The Company owns an 85% membership interest in T&W Financial Services Company L.L.C., (the "LLC") and Funding VI owns the remaining 15% membership interest in the LLC. Profits and losses of the LLC are allocated to T&W Financial Corporation and Funding VI in accordance with their respective ownership of the LLC; however, 99% of the deductions or losses associated with secured lines of credit or other recourse liabilities of the LLC are allocated to Funding VI, whose principals guarantee such liabilities.

     The Company entered into an agreement with PLM pursuant to which PLM provides the Company with the services of Michael A. Price, Thomas W. Price, Paul B. Luke and Kenneth W. McCarthy, Jr. to act as executive officers of T&W Financial Corporation. Under the agreement, PLM is entitled to an annual base fee of $1,440,000 and an annual bonus equal to 35% of the Company's annual audited after tax return on equity in excess of 20%, with proportionate reductions in the event that any of such individuals ceases to be an executive officer of T&W. Messrs. M. Price, T. Price, McCarthy and Luke each devote approximately 90% of their time to the Company's business. The amounts paid by the Company to PLM were approximately $2.6 million and $900,000 for the years ended December 31, 1997 and 1996, respectively.

     PLM owns substantially all of the membership interests of Bonney Lake Supermarket, LLC ("Bonney Lake"). Bonney Lake owns and operates an independent grocery store located in the Seattle, Washington area. The Company and Bonney Lake are parties to three lease agreements pursuant to which the Company leases certain equipment to Bonney Lake on standard market terms. The first lease was entered into in December 1996 with monthly lease payments of $4,000 for the first year, $8,000 for the second year, $11,000 for the third year, $15,000 for the fourth year and $19,000 for the fifth year. The second lease was entered into in February 1997 with monthly lease payments of $6,500 over a five year term. The third lease was entered into in May 1997 with monthly lease payments of $2,000 over a seven year term.

     PLM is the beneficial owner of 25% of the membership interests of Universal Metering L.L.C. ("Universal Metering"). Universal Metering was created for the purpose of selling water meter installation, reading and maintenance services to residential and commercial properties. The Company and Universal Metering are parties to a letter of intent pursuant to which the Company and Universal Metering would enter into an agreement under which the Company would lease certain water meter equipment to the owners or operators of such properties on standard market terms. The Company has approved six leases with lease payments aggregating approximately $800,000. To date, two leases have been funded.

     The Company and PLM were parties to a credit arrangement pursuant to which, PLM borrows amounts from time to time from third party lenders and advances such amounts to the Company at the same rate and on the same terms and conditions offered to PLM by its lenders. As of December 31, 1997, there was no outstanding principal balance and accrued interest under such arrangement.

OFFICERS AND DIRECTORS

     Michael A. Price and Thomas W. Price own 40% of the membership interests of NW, L.L.C. ("NW LLC"). NW LLC provides consulting and financial services to small and medium-sized businesses in the commercial mortgage industry. The Company and NW LLC are parties to five lease agreements pursuant to which the Company leases certain computer and office equipment to NW LLC on standard market terms. The first lease was entered into in January 1996 with monthly lease payments of $5,683 over a five year term. The second and third leases were entered into in February 1996 with monthly lease payments of $524 and $1,378, respectively, over five year terms. The fourth lease was entered into in March 1996 with monthly lease payments of $830 over a five year term. The fifth lease was entered into in July 1997 with monthly lease payments of $310 over a three year term.

     The Company and Michael A. Price are parties to a lease agreement pursuant to which the Company leases its current headquarters and related property from Mr. Price on standard market terms. The lease was entered into in December 1991 with current monthly rental payments of $8,500 per month and expires on October 31, 1998. The amounts paid by the Company to Mr. Price under the lease were $102,000, $60,000 and $49,000 for the years ended December 31, 1997, 1996 and
1995, respectively.

     The Company intends to enter into a new lease agreement with Mr. Price pursuant to which the Company would lease its existing facilities and new headquarters currently under construction on the same premises from Mr. Price on standard market terms. The Company anticipates that the lease will commence in October 1998 and will run through September 2003 with monthly rental payments of approximately $28,125.

     In July 1997, Paul B. Luke and Kenneth W. McCarthy, Jr. each exercised options for 147,900 shares of the Common Stock of the Company. Messrs. Luke and McCarthy each paid for the exercise price of such options with a promissory note payable to the Company. As of August 1, 1997, the aggregate amount outstanding for each of Messrs. Luke and McCarthy under their respective promissory notes was $581,079 with interest at 8% payable annually. All of the unpaid interest and principal under the promissory notes were paid in full in November 1997.

     In August 1997, the Company loaned Right Price Recreation, which is principally owned by Thomas W. Price, an aggregate amount of $400,000 with interest at 8% payable annually, which amount, including accrued interest. All of the unpaid interest and principal were paid in full in November 1997.

     The Company entered into two lease agreements with R.P.R. Company, L.L.C. ("RPR"), which is principally owned by Thomas W. Price, for an airplane and related equipment leased by the Company to RPR. The first lease was entered into in September 1995 with monthly lease payments of $11,584 over a five year term. The second lease was entered into in May 1997 with monthly lease payments of $3,423 per month over a five year term. The balance of the remaining lease payments was paid in full and such leases were terminated in November 1997.

     The Company entered into six lease agreements with Waterhouse Charters, which is principally owned by Michael A. Price for a boat and related equipment leased by the Company to Waterhouse Charters. The first lease was entered into in December 1993 with monthly lease payments of $3,515 over a five year term. The second lease was entered into in August 1994 with monthly lease payments of $1,028 over a three year term. The third lease was entered into in February 1995 with monthly lease payments of $1,424 over a three year term. The fourth lease was entered into in August 1995 with monthly lease payments of $2,825 over a three year term. The fifth lease was entered into in May 1996 with monthly lease payments of $13,860 over a five year term. The sixth lease was entered into in March 1997 with monthly lease payments of $3,525 over a five year term. The balance of the remaining lease payments was paid in full and such leases were terminated in November 1997.

     The Company entered into two transactions with AST Leasing, which is principally owned by Michael A. Price for certain personal property primarily consisting of furniture, fixtures and other related equipment leased by the Company to AST Leasing. The first lease was entered into in October 1995 with monthly lease payments of $18,514 over a five year term. The second lease was entered into in September 1996 with monthly lease payments of $24,620 over a two year term. The balance of the remaining lease payments was paid in full and such leases were terminated in November 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership ("Forms 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Forms 4"). Officers, directors, and greater than 10% shareholders of the Company are required by Securities and Exchange Commission regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 1997, other than Messrs. Michael Price, Thomas Price, Luke, McCarthy, Hatch and Syferd, who filed their respective initial reports of beneficial ownership on Form 3 late.

              PROPOSAL 2 -- RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors requests that the shareholders ratify its selection of BDO eidman, LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1998. BDO Seidman, LLP audited the consolidated financial statements of the Company for the fiscal year ended December 31, 1997. Representatives of BDO Seidman, LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by shareholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting of Shareholders. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

                           PROPOSALS OF SHAREHOLDERS

     Shareholder proposals to be presented at the Company's next Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to such meeting must be received by the Company at its executive offices at 6416 Pacific Highway East, Tacoma, Washington, 98424, Attention: Paul B. Luke, Secretary, on or prior to December 1, 1998.

                  ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

     The Company's Annual Report to Shareholders for fiscal year 1997 (which is not a part of the Company's proxy soliciting materials) is being mailed to the Company's shareholders with this Proxy Statement. A copy of the Company's Annual Report on Form 10-K, without exhibits, will be furnished without charge to shareholders upon request to:

                               Investor Relations
                           T&W Financial Corporation
                           6416 Pacific Highway East
                           Tacoma, Washington, 98424
                                 (253)922-5164

                                          By Order of the Board of Directors,

                                          /s/ PAUL B. LUKE
                                          Paul B. Luke
                                          Senior Vice President, Chief Financial
                                          Officer,
                                          Treasurer and Secretary

Tacoma, Washington
April 10, 1998

                  DIRECTIONS TO THE T&W FINANCIAL CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AT

                                  RAINIER CLUB

                     820 FOURTH AVENUE, SEATTLE,WASHINGTON
                                       AT
                       6:00 P.M. (PACIFIC DAYLIGHT TIME)
                                       ON
                                 APRIL 30, 1998

TRAVELING NORTH ON INTERSTATE 5

     Take Exit 164A, marked "Dearborn St/James St/Madison St". Watch for the "James St." exit. After exiting, turn left (under I-5) on James. Go 3 blocks to 4th Avenue. Turn right, and proceed up 4th Ave. 2 1/2 blocks. The club is on the right.

TRAVELING SOUTH ON INTERSTATE 5

     Take Exit 165A, marked "James St." Just after merging onto 6th Ave., turn right onto Columbia St. Go 2 blocks to 4th Ave., and turn right. The club is on the right.

     Parking is available in several nearby lots and garages, including the SeaFirst Columbia Center (entrance off westbound Columbia St. between 5th and 4th Avenues).

PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                           T&W FINANCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Michael A. Price and Thomas A. Price (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of T&W Financial Corporation to be held at the Rainier Club, on Thursday, April 30, 1998 at 6:00 p.m. Pacific Daylight Time and at any adjournments thereof.

     Please mark your votes as indicated in this example  [X]

     1. ELECTION OF DIRECTORS:

       Michael A. Price, Thomas W. Price, Paul B. Luke, Kenneth W. McCarthy,
        Jr., Kenneth L. Hatch, David N. Syferd and Robert E. Kadlec

     [ ] FOR All nominees listed (except as withheld)

     [ ] WITHHOLD AUTHORITY To vote for nominees listed

     WITHHOLD AUTHORITY to vote for the following Directors:

--------------------------------------------------------------------------------

     2. Proposal to ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

     This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                 IMPORTANT -- PLEASE SIGN AND RETURN PROMPTLY.

Dated:
------------------------------------ , 1998
                                          --------------------------------------
                                                        Signature

                                          --------------------------------------
                                                Signature, if held jointly

     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.